Exhibit 107

CALCULATION OF FILING FEE

Form S-8

(Form type)

Sphere Entertainment Co.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $.01 per share that may be issuable under the 2020 Employee Stock Plan, as amended	Other	4,000,000(2)	$28.67(3)	$114,680,000	0.00014760	$16,926.77

Equity	Class A Common Stock, par value $.01 per share that may be issuable under the 2020 Stock Plan for Non-Employee Directors, as amended	Other	250,000(2)	$28.67(3)	$7,167,500	0.00014760	$1,057.92

Total Offering Amounts							$17,984.69

Total Fee Offsets							—

Net Fee Due							$17,984.69

(1)

Pursuant to Rule 416 under the Securities Act, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock of Sphere Entertainment Co. (the “Registrant”) that may become issuable under the 2020 Employee Stock Plan, as amended (the “Employee Stock Plan”), or the 2020 Stock Plan for Non-Employee Directors, as amended (the “Director Stock Plan” and, together with the Employee Stock Plan, the “Plans”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)

This Registration Statement registers the issuance of 4,250,000 shares of Class A Common Stock issuable under the Plans, which are in addition to shares of Class A Common Stock previously registered in connection with the Plans pursuant to the registration statements on Form S-8 filed with the Securities and Exchange Commission on April 16, 2020 (File No. 333-237718), July 9, 2021 (File No. 333-257817) and December 6, 2022 (File No. 333-268682).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low reported market prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on December 5, 2023.